SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                            TO REGISTRATION STATEMENT
                                   ON FORM S-4
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                              WACHOVIA CORPORATION
             (Exact name of registrant as specified in its charter)


     NORTH CAROLINA                                        1473727
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                 Identification Number)


    100 North Main Street, P.O. Box 3099, Winston-Salem, North Carolina 27150
        191 Peachtree Street, N.E., P.O. Box 4148, Atlanta, Georgia 30303
                        (Address of principal executive
                          offices, including zip code)


             CENTRAL FIDELITY BANKS, INC. 1995 STOCK INCENTIVE PLAN
          CENTRAL FIDELITY BANKS, INC. 1993 INCENTIVE STOCK OPTION PLAN
          CENTRAL FIDELITY BANKS, INC. 1991 INCENTIVE STOCK OPTION PLAN
          CENTRAL FIDELITY BANKS, INC. 1988 INCENTIVE STOCK OPTION PLAN
          CENTRAL FIDELITY BANKS, INC. 1986 INCENTIVE STOCK OPTION PLAN
 CENTRAL FIDELITY BANKS, INC. 1992 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plans)

                           ---------------------------

                             Alice Washington Grogan
                              Secretary and Counsel
                              Wachovia Corporation
                              100 North Main Street
                              Post Office Box 3099
                       Winston-Salem, North Carolina 27150
                                 (910) 732-5801
            (Name, address and telephone number, including area code,
                              of agent for service)

                  This Post-Effective Amendment covers 2,050,000 shares of the Registrant's $5.00 par value common stock which were included in the shares of such common stock originally registered on the Form S-4 (File No. 333-37339) to which this is an amendment. The registration fee in respect to such common stock was paid at the time of the original filing of the Registration Statement relating to such common stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents filed by Wachovia Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 26, 1997 pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in
         (a), above.

                  (c) The description of the Company's Common Stock, par value $5.00 per share, contained in the Company's Registration Statement on Form 8-B filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  The legality of the securities offered hereby has been passed upon by Kenneth W. McAllister, Esq., General Counsel of the Company, who owns approximately 23,000 shares of Common Stock and has been granted options to purchase 55,007 shares of Common Stock and restricted awards for 25,000 shares of Common Stock under plans of the Company.

Item 6.  Indemnification of Directors and Officers.

                  Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets certain standards of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

                  The Company's bylaws provide for the indemnification of any director or officer of the Company or any wholly owned subsidiary of the Company against liabilities and litigation expenses arising out of his status as such, excluding (i) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy other than a directors' and officers' insurance policy maintained by the Company or (ii) any liabilities or litigation expenses incurred on account of any of such person's activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Company.

                  The Company's articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

                  The Company has purchased a standard liability policy, which, subject to any limitations set forth in the policy, would pay on behalf of the Company's directors and officers for damages that they become legally obligated to pay as a result of any actual or alleged act, error, omission, misstatement, misleading statement or breach of duty committed while acting in their official capacity or any matter asserted against an officer or director solely by reason of his status as an officer or director.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The   following   exhibits   are  filed  as  a  part  of  this
Registration Statement:

         Number                             Description

          4.1 Articles IV, VII, IX, X and XI of the Company's Amended and Restated Articles of Incorporation, which are incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-9021)

          4.2 Article 1, Section 1.8 and Article 6 of the Company's Bylaws, which are incorporated by reference to
                           Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed October 1, 1997 (File No. 333-36889)

          4.3 All instruments defining the rights of holders of long-term debt of the Company and its subsidiaries (Not filed pursuant to 4(iii) of Item 601(b) of Regulation S-K; to be furnished upon the request of the Commission)

          5 Opinion of Kenneth W. McAllister, Esq., as to the legality of the Common Stock being registered

          23.1 Consent of Kenneth W. McAllister, Esq., which is contained in his opinion filed as Exhibit 5

          23.2             Consent of Ernst & Young LLP

          23.3             Consent of KPMG Peat Marwick LLP

          24               Power of Attorney

          99.1 Central Fidelity Banks, Inc. 1995 Stock Incentive Plan, as amended September 11, 1996

          99.2 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1995 Stock Incentive Plan

          99.3             Central Fidelity Banks, Inc. 1993 Incentive Stock
                           Option Plan

          99.4 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1993 Incentive Stock Option Plan

          99.5             Central Fidelity Banks, Inc. 1991 Incentive Stock
                           Option Plan

          99.6 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1991 Incentive Stock Option Plan

          99.7             Central Fidelity Banks, Inc. 1988 Incentive Stock
                           Option Plan

          99.8 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1988 Incentive Stock Option Plan

          99.9             Central Fidelity Banks, Inc. 1986 Incentive Stock
                           Option Plan

          99.10 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1986 Incentive Stock Option Plan

          99.11 Central Fidelity Banks, Inc. 1992 Compensation Plan for Non-Employee Directors

          99.12 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1992 Compensation Plan for Non-Employee Directors


Item 9.  Undertakings.

(a)  The Company hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
                  -----------------
                  not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

                  Pursuant to the requirements of the Securities Act of 1933, Wachovia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-37339 on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 16th day of December, 1997.

                          WACHOVIA CORPORATION

                          By:      Leslie M. Baker, Jr.
                                   -------------------------------------
                                   Leslie M. Baker, Jr.
                                   President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 16, 1997.


    Leslie M. Baker, Jr.                                John G. Medlin, Jr.
-------------------------------------------        -----------------------------------
Name:       Leslie M. Baker, Jr.                    Name:       John G. Medlin, Jr.
Title:      Director, President and                 Title:      Chairman of the Board
            Chief Executive Officer
            (principal executive officer)


    James S. Balloun *                                   Peter C. Browning *
-------------------------------------------        -----------------------------------
Name:       James S. Balloun                         Name:       Peter C. Browning
Title:      Director                                 Title:      Director


    John T. Casteen III *                                John L. Clendenin *
-------------------------------------------        -----------------------------------
Name:       John T. Casteen III                      Name:       John L. Clendenin
Title:      Director                                 Title:      Director


    Lawrence M. Gressette, Jr. *                         Thomas K. Hearn, Jr. *
-------------------------------------------        -----------------------------------
Name:       Lawrence M. Gressette, Jr.               Name:       Thomas K. Hearn, Jr.
Title:      Director                                 Title:      Director


    George W. Henderson III *                           W. Hayne Hipp *
-------------------------------------------        -----------------------------------
Name:       George W. Henderson III                  Name:       W. Hayne Hipp
Title:      Director                                 Title:      Director


    Robert M. Holder, Jr. *                              Robert A. Ingram *
-------------------------------------------        -----------------------------------
Name:       Robert M. Holder, Jr.                    Name:       Robert A. Ingram
Title:      Director                                 Title:      Director






                                     II - 5




    James W. Johnston *                                Sherwood H. Smith, Jr. *
-------------------------------------------        -----------------------------------
Name:       James W. Johnston                        Name:       Sherwood H. Smith, Jr.
Title:      Director                                 Title:      Director


    Wyndham Robertson *                                Herman J. Russell *
-------------------------------------------        -----------------------------------
Name:       Wyndham Robertson                        Name:       Herman J. Russell
Title:      Director                                 Title:      Director


    John C. Whitaker, Jr. *
-------------------------------------------
Name:       John C. Whitaker, Jr.
Title:      Director


    Robert S. McCoy, Jr.                                     Donald K. Truslow
-------------------------------------------        -----------------------------------
Name:       Robert S. McCoy, Jr.                      Name:       Donald K. Truslow
Title:      Executive Vice President and              Title:      Comptroller (principal
            Chief Financial Officer                                accounting officer)
            (principal financial officer)





*  By:  Kenneth W. McAllister
        ---------------------
   Name:    Kenneth W. McAllister
            ---------------------
   Attorney-in-Fact


                                  EXHIBIT INDEX
                                       to
                      Registration Statement on Form S-8 of
                              Wachovia Corporation


       Exhibit No.                                         Description

          4.1 Articles IV, VII, IX, X and XI of the Company's Amended and Restated Articles of Incorporation, which are incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-9021) *

          4.2 Article 1, Section 1.8 and Article 6 of the Company's Bylaws, which are incorporated by Reference to
                           Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed October 1, 1997 (File No. 333-36889) *

          4.3 All instruments defining the rights of holders of long-term debt of the Company and its subsidiaries (Not filed pursuant to 4(iii) of Item 601(b) of Regulation S-K; to be furnished upon the request of the Commission)

          5 Opinion of Kenneth W. McAllister, Esq., as to the legality of the Common Stock being registered

          23.1 Consent of Kenneth W. McAllister, Esq., which is contained in his opinion filed as Exhibit 5

          23.2             Consent of Ernst & Young LLP

          23.3             Consent of KPMG Peat Marwick LLP

          24               Power of Attorney

          99.1 Central Fidelity Banks, Inc. 1995 Stock Incentive Plan, as amended September 11, 1996

          99.2 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1995 Stock Incentive Plan

          99.3             Central Fidelity Banks, Inc. 1993 Incentive Stock
                           Option Plan

          99.4 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1993 Incentive Stock Option Plan

          99.5             Central Fidelity Banks, Inc. 1991 Incentive Stock
                           Option Plan

          99.6 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1991 Incentive Stock Option Plan

          99.7             Central Fidelity Banks, Inc. 1988 Incentive Stock
                           Option Plan

          99.8 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1988 Incentive Stock Option Plan

          99.9             Central Fidelity Banks, Inc. 1986 Incentive Stock
                           Option Plan

          99.10 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1986 Incentive Stock Option Plan

          99.11 Central Fidelity Banks, Inc. 1992 Compensation Plan for Non-Employee Directors

          99.12 1997 Declaration of Amendment to Central Fidelity Banks, Inc. 1992 Compensation Plan for Non-Employee Directors

------
 * Incorporated by reference.